Exhibit 10.37

Execution Version

BKV Corporation

1200 17th Street, Suite 2100

Denver, CO 80202

July 6, 2023

Bangkok Bank Public Company Limited, New York Branch

29 Broadway, 19th Floor

New York, New York 10016

Attn: Thitipong Prasertsilp

-and-

Sidley Austin LLP

1000 Louisiana Street

Suite 5900

Houston, TX 77002

Attn: Quan Q. Lu

RE: Letter Agreement Regarding Limited Waivers to Revolving Credit Agreement

Dear Thitipong Prasertsilp:

Reference is made to that certain Revolving Credit Agreement, dated as of August 24, 2022 among BKV CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party thereto, and BANGKOK BANK PUBLIC COMPANY LIMITED, NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) (as in effect immediately prior to the execution of this letter agreement (this “ Letter Agreement”), the “ Existing Credit Agreement”, and as further amended, restated, supplemented or otherwise modified from time to time, including by this Letter Agreement, the “ Credit Agreement”). Each capitalized term not defined herein shall have the meaning assigned such term in the Credit Agreement.

The Borrower has requested that the Required Lenders agree to waive compliance with Sections 2.01(iii), 4.02(e), 4.02(f), 5.01(m) and 5.22 of the Existing Credit Agreement from the Letter Agreement Effective Date until the last day of the Fiscal Quarter ending December 31, 2023 (“Waiver Period”) for all Revolving Loans made during the Waiver Period that do not exceed the total accumulated principal amount of Forty Million Dollars ($40,000,000) (“Waiver Cap”) (collectively, the “Limited Waivers”):

Pursuant to Section 9.02(b) of the Existing Credit Agreement, the Existing Credit Agreement may be amended or modified pursuant to an agreement in writing entered into by the Borrower and the Required Lenders (with a copy to the Administrative Agent). In consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Required Lenders hereby agree to the Limited Waivers; provided that, for the avoidance of doubt, the Limited Waivers shall be deemed not to be effective for any Revolving Loans that exceed the Waiver Cap.

This Letter Agreement shall become effective as of July 6, 2023 (the “Letter Agreement Effective Date”). As of the date hereof, the following conditions have been satisfied or waived pursuant to the terms of the Existing Credit Agreement: (a) the Administrative Agent shall have received a counterpart of this Letter Agreement executed by the Borrower and the Required Lenders; (b) the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Letter Agreement Effective Date; (c) the representations and warranties of the Borrower contained in the following paragraph shall be true and correct; (d) at the time of and immediately after giving effect to this Letter Agreement, no Default or Event of Default has occurred and is continuing; (e) since December 31, 2021, there has not occurred any event, development or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect; and (f) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying that the conditions specified in clauses (c), (d), and (e) of this paragraph have been satisfied.

As of the date hereof, the Borrower, for and on behalf of the Loan Parties, represents and warrants to the Administrative Agent that, in each case, immediately after giving effect to this Letter Agreement: (a) the Borrower and each of the other Loan Parties are duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and the execution, delivery and performance by the Borrower and each of the other Loan Parties of this Letter Agreement have been duly authorized by all necessary corporate, limited liability company or partnership action and do not and will not (i) violate any applicable law or regulation or the limited liability company agreements, charter, by-laws or other Organizational Documents of any Loan Party or any order of any Governmental Authority, which violation could reasonably be expected to have a Material Adverse Effect, (ii) violate or result in a default under any indenture or other agreement regarding Material Indebtedness binding upon any Loan Party or any of their respective Properties, or give rise to a right thereunder to require any payment to be made by any Loan Party, or (iii) result in the creation or imposition of any Lien on any Property of any Loan Party; (b) the Borrower and each of the other Loan Parties have the power and authority to execute, deliver and perform its obligations under this Letter Agreement, the Credit Agreement and the other Loan Documents; and (c) the representations and warranties of the Borrower and the other Loan Parties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, with respect to any representation or warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) on and as of the Letter Agreement Effective Date (although any representations and warranties which expressly relate to an earlier date shall be required only to be true and correct in all material respects (or, with respect to any representation or warranty qualified by materiality or a material adverse change or material adverse effect standard, in all respects) as of the specified earlier date).

From and after the Letter Agreement Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to “the Credit Agreement” in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement. This Letter Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

Except as expressly contemplated hereby, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Letter Agreement shall not, except with respect to the Limited Waivers (subject to the conditions herein), operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, each Loan Party hereby (i) agrees that, except with respect to the Limited Waivers (subject to the conditions herein), this Letter Agreement and the transactions contemplated hereby shall not limit or diminish the obligations of the Loan Parties, as applicable, arising under or pursuant to the Loan Documents and (ii) confirms, ratifies and reaffirms all of the payment and performance obligations of each Loan Party, as applicable, contingent or otherwise, under the Loan Documents. Without limiting the generality of the foregoing, each Loan Party hereby confirms and agrees that except with respect to the Limited Waivers (subject to the conditions herein), nothing contained herein shall be deemed (a) to constitute a waiver of compliance or consent to noncompliance by the Loan Parties with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Documents, including, without limitation, those made the subject hereof, (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Documents or (c) to affect the right of the Administrative Agent or Lenders to demand strict compliance by the Loan Parties with all terms and conditions of the Credit Agreement (as after giving effect to this Letter Agreement) and/or the other Loan Documents.

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This Letter Agreement and any dispute, claim or controversy arising out of or relating to this Letter Agreement (whether arising in contract, tort or otherwise) shall be construed in accordance with and governed by the law of the State of New York.

Any provision of this Letter Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

The terms, provisions and conditions of Sections 9.06, 9.09(b) through (d) and Section 9.10 of the Credit Agreement are hereby incorporated mutatis mutandis.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Letter Agreement to be effective as of the Letter Agreement Effective Date.

BORROWER:

BKV CORPORATION,
a Delaware limited liability company

By	/s/ Christopher P. Kalnin
Name:	Christopher P. Kalnin
Title:	CEO

[signature page to LETTER AGREEMENT]

ADMINISTRATIVE AGENT AND LENDER:

BANGKOK BANK PUBLIC COMPANY LIMITED, NEW YORK BRANCH,
as Administrative Agent and as a Lender

By	/s/ Thitipong Prasertsilp
Name:	Thitipong Prasertsilp
Title:	VP & Branch Manager

[signature page to LETTER AGREEMENT]